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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of ebank.com, Inc. on Form S-8 of our report dated March 1, 2002, with respect to the consolidated balance sheets of ebank.com, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2001, annual report on Form 10-KSB of ebank.com, Inc.

                                                /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 28, 2002